UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 30, 2023

Verastem, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35403	27-3269467
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Kendrick Street, Suite 500, Needham, MA	02494
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 292-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	VSTM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

The information contained in Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 30, 2023, Verastem, Inc. (the “Company”) filed a Certificate of Amendment to the Company’s Restated Certificate of Incorporation, as amended to date, (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to effect a reverse stock split of the Company’s issued and outstanding common stock, par value $0.0001 (the “Common Stock”) at a ratio of one-for-twelve (the “Reverse Stock Split”). The number of shares of Common Stock that the Company is authorized to issue will remain at 300,000,000 shares. Pursuant to the Certificate of Amendment, the Reverse Stock Split will be effective at 5:00 p.m., Eastern Time, on May 31, 2023 (the “Effective Time”). The Company expects that upon the opening of trading on June 1, 2023, the Company’s Common Stock will begin trading on a post-split basis under the CUSIP number 92337C 203.

As a result of the Reverse Stock Split, every twelve shares of Common Stock issued and outstanding at the Effective Time will convert into one share of Common Stock. No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to a fractional share of Common Stock shall be entitled to receive a price equal to the closing price of the common stock on the Nasdaq Capital Market on the date immediately preceding the Effective Time, as adjusted by the ratio of one share of Common Stock for every twelve shares of Common Stock, multiplied by the applicable fraction of a share.

As previously reported, on May 15, 2023, at the 2023 Annual Meeting of Stockholders of the Company, the Company’s stockholders approved a proposal to amend the Restated Certificate of Incorporation in accordance with the Certificate of Amendment (the “Stockholder Approval”). After receipt of the Stockholder Approval, a duly appointed pricing committee of the board of directors of the Company (the “Board of Directors”) approved the ratio of one-for-twelve. The Board of Directors of the Company previously approved and authorized the filing of the Certificate of Amendment following its approval by the stockholders and the setting of the ratio.

The summary of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01. Other Events

On May 31, 2023, the Company issued a press release announcing that it had filed the Certificate of Amendment with the Secretary of State of the State of Delaware and other matters related to the Reverse Stock Split. The press release is attached as Exhibit 99.1 hereto and is hereby incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Restated Certificate of Incorporation of Verastem, Inc.
99.1	Press Release dated May 31, 2023
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASTEM, INC.

Dated: May 31, 2023	By:	/s/ Brian M. Stuglik
Brian M. Stuglik
Chief Executive Officer